Exhibit 99.3

John D Pougnet

June 10, 2009

Sanford D. Greenberg
Chairman of the Board
XELR8 Holdings, Inc.
480 S. Holly St.
Denver, CO 80246

Dear Mr. Greenberg,

Please accept my resignation from the Board of Directors of Xelr8 Holdings, Inc. effective immediately.  I am resigning for personal reasons.

Sincerely,

/s/  John D. Pougnet
John D. Pougnet